UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________

December 11, 2005

Date of Report (Date of earliest event reported)

FORTUNA GAMING CORP.

(Exact name of registrant as specified in its charter)

NEVADA	98-0389183
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3273 East Warm Springs Road
Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

888-304-1055

Issuer's telephone number

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01  OTHER EVENTS

The attached announcement was released to the news media on December 6, 2005, announcing that the Company has signed a Letter of Intent to acquire an established online gaming company.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired:
Not applicable.
(b)	Pro Forma financial information:
Not applicable.
(c)	Exhibits:
99.1 Press Release dated December 6, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNA GAMING CORP.

Date: December 11, 2005	By:	/s/ Douglas Waugh
Douglas Waugh
Director

Exhibit 99.1

Press Release

Fortuna Signs Letter of Intent to Acquire Established Online Gaming Company

Tuesday December 6, 2005 9:00 am ET

LAS VEGAS, December 6, 2005 /PRNewswire-FirstCall/-- Fortuna Gaming Corp., (FGAM-OTC BB: FGAM.OB – News), ( the “Company”) is pleased to announce that it has entered into a Letter of Intent to acquire 100% of the shares and operations of an established on-line gaming company (the “Seller”).  For competitive reasons, the name of the Seller has been kept confidential until such time as the deal closes, anticipated to occur on or before March 31, 2006.

“This acquisition is a key component of the Company’s growth plans as it brings an international  player base of approximately 650,000 and a team of programmers and customer support personnel to the Company ”, says Doug Waugh, President of Fortuna Gaming Corp.” “Rather than growing the business organically, we can now offer our mobile and wireless products and technology to an established player base using the Seller’s on-line casino products and systems.”

The acquisition includes the following:

(a)	Proprietary on-line gaming software for 80+ interactive casino games written in 15 languages linked to an integrated e-cash processing capability in 4 currencies
(b)	International player database of 650,000 registered players and an active base of 65,000
(c)	An annual revenue base of approximately $24 million
(d)	Exclusive rights to 150 domain names
(e)	Network of 35,000 registered Affiliates and an active base of 1,500
(f)

Back-end customer service and management system such as Multi-level commission programs, operational web sites, player tracking and bonus system, merchant processing back-end system, marketing support programs, 24/7 customer support system for players and affiliates, back-end accounting systems

(g)	Live chat network
(h)	A team of 64 programmers, designers and customer support personnel

Our due diligence team has commenced its examination and over the next 45 days, the Company will proceed to obtain the necessary regulatory approvals, arrange for the funding of the Purchase Price, and prepare the definitive purchase agreement outlining the terms and conditions customary for transactions of this nature.

About Fortuna Gaming Corp.

Fortuna Gaming Corp (the "Company"), through its subsidiary Fortuna Gaming (UK) Limited, ("Fortuna") headquartered in London, England, is in the online gaming business and plans to become a leading mobile and online provider for the Internet gaming entertainment industry. Fortuna’s acquisition strategy is to acquire complimentary medium sized internet gaming companies operating in legal jurisdictions which will provide a rich entertainment experience for customers while adding shareholder value.

For further information contact:

Fortuna Gaming Corp.

Contact: Investor Relations:	North America Toll Free 1-866-324-5788
investorrelations@fortunagamingcorp.com

Legal Notice Regarding Forward Looking Statements

The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from acquisitions or actions in development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.

Source:  Fortuna Gaming Corp.